EX‑35.20

 (logo) TORCHLIGHT

LOAN SERVICES

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20, Commercial Mortgage Pass-Through Certificates

Series 2014-C20 (the "Trust")

I, Jacob Baron, on behalf of Torchlight Loan Services, LLC, as special servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer's  activities between June 23 and December 31, 2014 (the "Reporting Period") and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and

To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date:  March 11, 2015

TORCHLIGHT LOAN SERVICES, LLC, as Special

Servicer

By:      /s/ Jacob Baron

                Name: Jacob Baron

                Title:   Authorized Signatory

475  Fifth  Avenue,  New  York,  NY  10017

T  212.883.2800  F  212.883.2560

E  info@torchlightloanservices.com www.torchlightinvestors.com